EXHIBIT 10.12

THIS WARRANT AND THE SERIES A PREFERRED STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE CAPITAL STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Right to Purchase 270.00 shares of Series A Convertible Preferred Stock of Capital Growth Systems, Inc. (subject to adjustment as provided herein)

SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE WARRANT

No. 3	Issue Date: September 8, 2006
Name of Holder: Michael Balkin
Number of Shares of Series A Preferred Stock Subject to this Warrant: 270.00

CAPITAL GROWTH SYSTEMS, INC., a corporation organized under the laws of the State of Florida (the “Company”), hereby certifies that, for value received, the person or entity named above as Holder (the “Holder”), or assigns, is entitled, subject to the terms set forth below, to purchase from the Company from and after the Issue Date of this Warrant and at any time or from time to time before 5:00 p.m., central time on the earlier of 30 days following the date of sending the “Call Notice” as set forth below, or December 31, 2011 (the “Expiration Date”), up to the number of shares of fully paid and nonassessable Series A Convertible Preferred Stock (the “Warrant Amount”) of the Company at a per share purchase price equal to $1000.00 per share (the “Purchase Price”). Holder acknowledges that effective upon the filing of an amendment to the Articles of Incorporation of the Company increasing its authorized Common Stock to not less than 50,000,000 shares (the "Amendment"), each share of Series A Convertible Preferred Stock shall automatically be converted into 1111.11 shares of $0.0001 par value Company common stock (“Common Stock”) (subject to rounding as to each block of shares held by each holder thereof to the nearest whole share). Notwithstanding anything to the contrary contained herein, effective as of the filing of the Amendment, the Warrant Amount hereunder shall be automatically converted into the right to receive that number of shares of Common Stock equal to the product of 1111.11 times the number of shares of Series A Convertible Preferred Stock purchasable hereunder, the Purchase Price for each share of Common Stock shall be adjusted to $0.90 per share and all references herein to Series A Convertible Preferred Stock shall thereafter apply to the Common Stock into which said Series A Convertible Preferred Stock has been converted; and provided further in the event that the “Pipe Common Stock Price” as defined in the Purchase Agreement pursuant to which this Warrant has been issued is less than $0.90 per share, then the Purchase Price for each share of Common Stock shall be adjusted to the Pipe Common Stock Price.

In the event that following the date of issuance of this Warrant, the closing price for the Company’s Common Stock is $4.00 per share or greater (as equitably adjusted for stock splits, reverse splits or other recapitalization or reorganization of the Company after the date hereof as provided in Section 4 below) for 20 consecutive trading days and within 10 business days following the attainment of this trading level, the Company sends a “Call Notice” to the Holder hereof pursuant to the Notice provisions of this Warrant, and addressed to the Holder at the Holder’s last known address, and provided further that during the period from the date of the Call Notice through 30 days following the date of sending the Call Notice (such last day being the “Outside Date”), Holder has the right to sell the shares of Common Stock underlying this Warrant pursuant to an effective registration statement as filed with the Securities & Exchange Commission (that is not subject to a stop order or suspension—the “Registration Statement”), then the Holder must exercise this Warrant on or before 5:00 p.m. CST on the Outside Date or the rights under this Warrant shall lapse as of the end of the Outside Date; provided however if at any time from the date of sending of the Call Notice until the Outside Date the Holder’s right to sell shares of Common Stock purchased pursuant to the exercise of this Warrant pursuant to the terms of the Registration Statement is invalid due to either the suspension of the Registration Statement or its expiration (without immediate replacement by a subsequent effective registration statement), then the Call Notice shall be deemed null and void ab initio and this Warrant shall remain in full force and effect subject to a possible subsequent Call Notice which could be provided in the event the other requirements for the Call Notice to be sent are met.

1. Exercise of Warrant.

1.1 Number of Shares Issuable upon Exercise. From and after the date hereof through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3, shares of Series A Convertible Preferred Stock (or as provided in the forepart hereof, shares of Common Stock) subject to adjustment pursuant to Section 4.

1.2 Full Exercise. This Warrant may be exercised in full by the Holder hereof by delivery of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the “Subscription Form”) duly executed by such Holder and surrender of the original Warrant within seven (7) days of exercise, to the Company at its principal office or at the office of its Warrant Agent (as provided hereinafter), accompanied by payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Series A Convertible Preferred Stock for which this Warrant is then exercisable by the Purchase Price then in effect.

1.3 Partial Exercise. This Warrant may be exercised in part (including a fractional share, provided that following the Amendment, it may only be exercised for whole shares of Common Stock) by surrender of this Warrant in the manner and at the place provided in subsection 1.2 except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of shares of Series A Convertible Preferred Stock designated by the Holder in the Subscription Form (or Common Stock following the conversion of Series A Convertible Preferred Stock to Common Stock) by (b) the Purchase Price then in effect. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the number of shares of Series A Convertible Preferred Stock (or Common Stock following the conversion of the Series A Convertible Preferred Stock to Common Stock) for which such Warrant may still be exercised.

1.4 Fair Market Value. Fair Market Value of a share of Series A Convertible Preferred Stock as of a particular date (the “Determination Date”) shall mean:

(a) If the Company’s Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) National Market System, the NASDAQ SmallCap Market or the American Stock Exchange, Inc., then an amount equal to the product of the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date for a share of such Common Stock, multiplied by the conversion rate then in place for the Series A Convertible Preferred Stock, as applicable, or following the Amendment, it shall simply be the aforesaid price for the Company’s Common Stock.

(b) If the Company’s Common Stock is not traded on an exchange or on the NASDAQ National Market System, the NASDAQ SmallCap Market or the American Stock Exchange, Inc., but is traded in the over-the-counter market, then the mean of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date for a share of such Common Stock, multiplied by the conversion ratio then in place for the Series A Convertible Preferred Stock, as applicable, or following the Amendment, it shall simply be the aforesaid price for the Company’s Common Stock.

(c) Except as provided in clause (d) below, if the Company’s Common Stock is not publicly traded, then as the Holder and the Company agree or in the absence of agreement by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

(d) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s charter, then all amounts to be payable per share to holders of the Series A Convertible Preferred Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Series A Convertible Preferred Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Series A Convertible Preferred Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

1.5 Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

1.6 Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the Holders of the Warrants pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

2.1 Delivery of Stock Certificates, etc. on Exercise. The Company agrees that the shares of Series A Convertible Preferred Stock (or following the Amendment the corresponding shares of Common Stock) purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within seven (7) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Series A Convertible Preferred Stock (or following the Amendment, shares of Common Stock) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

3. Adjustment for Reorganization, Consolidation, Merger, etc.

3.1. Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1, at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Series A Convertible Preferred Stock (or Common Stock following the Amendment) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

3.2. Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holders of the Warrants after the effective date of such dissolution pursuant to this Section 3 to a bank or trust company selected by the Company, as trustee for the Holder or Holders of the Warrants.

3.3. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this Section 3, then only in such event will the Company’s securities and property (including cash, where applicable) receivable by the Holders of the Warrants be delivered to the Trustee as contemplated by Section 3.2.

4. Extraordinary Events Regarding Capital Stock. In the event that the Company shall (a) issue additional shares of its capital stock as a dividend or other distribution on outstanding capital stock, (b) subdivide its outstanding shares of capital stock or (c) combine its outstanding shares of capital stock into a smaller number of shares of its capital stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of capital stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of capital stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of capital stock that the Holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be increased to a number determined by multiplying the number of shares of capital stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

5. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Series A Convertible Preferred Stock (or following the amendment the corresponding shares of Common Stock) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Series A Convertible Preferred Stock issued or sold or deemed to have been issued or sold, (b) the number of shares of Series A Convertible Preferred Stock outstanding or deemed to be outstanding and (c) the Purchase Price and the number of shares of Series A Convertible Preferred Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant (subject to adjustment as to the aforesaid subparagraphs for Common Stock following the Amendment). The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant Agent of the Company (appointed pursuant to Section 9 hereof).

6. Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial Statements. From and after the Issue Date of this Warrant, the Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Series A Convertible Preferred Stock (or following the Amendment, all shares of Common Stock) from time to time issuable on the exercise of the Warrant.

7. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a “Transferor”) with respect to any or all of the Shares. On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”) and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, the Company at its expense, but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of shares of Series A Convertible Preferred Stock (or following the Amendment, the shares of Common Stock) called for on the face or faces of the Warrant so surrendered by the Transferor.

8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9. Warrant Agent. The Company may, by written notice to the each Holder of the Warrant, appoint an agent for the purpose of issuing Series A Convertible Preferred Stock (or following the Amendment, shares of Common Stock) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

10. Transfer on the Company’s Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

11. Notices. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, or sent via Federal Express or other bonded overnight courier, at such address as may have been furnished to the Company in writing by such Holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder of this Warrant who has so furnished an address to the Company.

12. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of Illinois. Any dispute with respect to this Warrant shall be litigated: (i) in the state or federal courts situated in Cook County, Illinois, to which jurisdiction and venue all parties consent; and (ii) by bench trial, with each party waiving his, her or its right to trial by jury.

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

CAPITAL GROWTH SYSTEMS, INC.

By:	/s/ Thomas G. Hudson
Its:	Thomas G. Hudson Chief Executive Officer

Exhibit A

FORM OF SUBSCRIPTION

(to be signed only on exercise of Warrant)

TO: CAPITAL GROWTH SYSTEMS, INC.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

shares of the Series A Convertible Preferred Stock covered by such Warrant if this exercise is prior to the Amendment; or

shares of Common Stock covered by such Warrant if this exercise is following the Amendment.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of cash.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ______________________________________________________ whose address is

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock underlying this Warrant under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from registration under the Securities Act.

Dated:
Signature must conform to name of holder as specified on the face of the Warrant)

(Address)

Exhibit B

FORM OF TRANSFEROR ENDORSEMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Series A Convertible Preferred Stock (if prior to the “Amendment” as defined in the within Warrant) or of Common Stock (if following the date of the “Amendment:”) of Capital Growth Systems, Inc. to which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of Capital Growth Systems, Inc. with full power of substitution in the premises.

Transferees	Percentage Transferred	Number Transferred
	________%	_________
	________%	_________
	________%	_________

Dated:
(Signature must conform to name of holder as specified on the face of the warrant)
Signed in the presence of:

(Name)
(Address)

ACCEPTED AND AGREED:
[TRANSFEREE]

(Address)

(Name)

Schedule to Exhibit 10.12

The agreements listed below are substantially identical to this exhibit and are not being filed separately as exhibits pursuant to Rule 12b-31 promulgated under the Exchange Act.

Warrant Holder	Warrant Amount	Date Issued
Mellon Enterprises, Limited Partnership	379.69	September 8, 2006
Mellon Enterprises, Limited Partnership	83.53	September 8, 2006
David J. Lies	135.00	September 8, 2006
Albert Pick III	18.07	September 8, 2006
Norman Siegel	33.75	September 8, 2006
Dr. Fred Edminson	17.17	September 8, 2006
Nicholas D’Andrea	4.29	September 8, 2006
Jeffrey A. Thompson	4.28	September 8, 2006
Michael Reardon	4.27	September 8, 2006
Rosalie D’Andrea	3.43	September 8, 2006
Dr. Joseph Marconi	2.58	September 8, 2006
Richard Rizzo	8.76	September 8, 2006
Scott Mitchell	17.07	September 8, 2006
John Lindon	17.07	September 8, 2006
Robert Donofrio	5.09	September 8, 2006
Richard A. Levy	16.88	September 8, 2006
Hyatt Johnson Capital LLC	9.49	September 8, 2006
Jason Hyatt	4.75	September 8, 2006
Jason Hyatt	1.90	September 8, 2006
Cabrien, Inc.	9.49	September 8, 2006
Philip C. Cohen	4.75	September 8, 2006
Michael Demnicki	9.49	September 8, 2006
John Murrens	3.80	September 8, 2006
Thomas R. Murrens	3.80	September 8, 2006
Raymony Cahnman	9.49	September 8, 2006
Michael Joss	2.85	September 8, 2006
Garry Lakin	4.75	September 8, 2006
Donald O. Johnson	4.75	September 8, 2006
LaSalle 20/20 Lender, LLC	54.84	September 8, 2006
Sam Sallerson	9.49	September 8, 2006
Jonathon Piser	1.90	September 8, 2006
Aldia Trust	4.75	September 8, 2006
Thomas G. Hudson	16.90	September 8, 2006
Patrick Shutt	8.60	September 8, 2006
Scott Mitchell	42.19	September 21, 2006
Norman Siegel	16.88	October 3, 2006
Gerald F. Rozek	135.00	October 5, 2006
Warren Iola	50.63	October 11, 2006
Lou Orenstein	16.88	October 17, 2006